SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 24, 2007

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction	(Commission	(Identification No.)
of Incorporation)	File Number)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On July 24, 2007, the Board of Directors of International Flavors & Fragrances Inc. (“IFF” or the “Company”) approved a share repurchase program authorizing the Company to repurchase up to 15% or $750,000,000 worth of the Company’s outstanding common stock, whichever is less. This program terminates and supercedes the share repurchase program approved by the Board of Directors in October 2006, of which the Company has used approximately $175,000,000 to repurchase approximately 3,623,000 shares and of which $125,000,000 remained authorized.

On the same date, the Company’s Board of Directors declared an increase in the Company’s quarterly cash dividend to $0.23 per share of common stock.

The press release issued by the Company announcing the share repurchase program and the cash dividend is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release of International Flavors & Fragrances Inc. dated July 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated: July 25, 2007	By: /s/ Dennis M. Meany
Name: Dennis M. Meany
Title: Senior Vice President, General Counsel and
Secretary

EXHIBITS INDEX

Exhibit Number	Exhibit Description

99.1	Press Release of International Flavors & Fragrances Inc. dated July 25, 2007

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

IFF ANNOUNCES $750 MILLION SHARE REPURCHASE PROGRAM AND INCREASES DIVIDEND BY 10 PERCENT

New York, July 25, 2007-- International Flavors & Fragrances Inc. (NYSE:IFF), a leading global creator of flavor and fragrance products, today announced that its Board of Directors has approved a new program to repurchase up to $750 million worth or 15 percent of its shares, whichever is less, and increased its quarterly dividend to 23 cents per share. The dividend will be payable on October 4, 2007 to shareholders of record as of September 20, 2007.

“IFF has a track record of returning cash to shareholders in the form of share repurchases and dividends. Today’s announcement reinforces our commitment to growing our business, delivering on our financial goals and building shareholder value,” said Robert M. Amen, Chairman and Chief Executive Officer of IFF.

This buyback authorization permits IFF to effect the repurchases over the next two years through a combination of open market and privately negotiated transactions. A significant portion of the buyback will be completed through an accelerated share repurchase program, which IFF intends to execute this year. This new authorization replaces the Company’s existing $300 million repurchase authority, which is 60 percent completed. Funding for the new program will be from existing operating cash flow and incremental borrowings.

This dividend increase follows a 14 percent increase to the Company’s dividend that was announced in the fourth quarter of 2006. IFF’s current policy is to pay an annual dividend in the range of 30 percent – 35 percent of earnings.

Forward Looking Statements

This press release contains certain forward-looking statements (including those relating to accelerated share repurchase transactions, the share repurchase program and the timing and occurrence of events relating to such repurchases) that are subject to risks and uncertainties that could cause actual results to differ materially (including factors relating to market conditions and stock prices). For these statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the captions “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006.

About International Flavors & Fragrances Inc.

IFF is a leading creator of flavors and fragrances used in a wide variety of consumer products and packaged goods. Consumers experience these unique scents and tastes in fine fragrances and beauty care, detergents and household goods, as well as beverages, confectionary and food products. The Company leverages its competitive advantages of brand understanding and consumer insight combined with its focus on R&D and innovation, to provide customers with differentiated product offerings. A member of the S&P 500 Index, IFF has sales, manufacturing and creative facilities in 30 countries worldwide. For more information, please visit our Web site at www.iff.com.

Contact:

Investor Relations

Yvette Rudich

(212) 708-7164

yvette.rudich@iff.com

Media Relations

Melissa Sachs

(212) 708-7278

melissa.sachs@iff.com